Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
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Owens Corning Reports Second-Quarter 2012 Results

Company Revises 2012 EBIT Expectation on Weaker Roofing Outlook

•	Achieved meaningful progress toward Insulation and Composites goals

•	Delivered Roofing margins of 20% with continued high asphalt costs

•	Expect full-year adjusted EBIT in the range of $360 million to $420 million

TOLEDO, Ohio – August 1, 2012 – Owens Corning (NYSE: OC) today reported consolidated net sales of $1.39 billion in the second quarter of 2012, compared with $1.45 billion during the same period last year.

Second-quarter 2012 adjusted earnings, based on the company’s expected full-year effective tax rate of 25 percent, were $66 million, or $0.54 per diluted share, compared with $85 million, or $0.68 per diluted share, during the same period last year. The company reported net earnings of $39 million, or $0.32 per diluted share, compared with net earnings of $78 million, or $0.62 per diluted share, in the second quarter of 2011. (See Tables 1, 2 and 3 for a discussion and reconciliation of these items.)

“Our second-quarter financial performance represents progress over the first quarter, but the rate of improvement is below our expectations, and we no longer see 2012 as a year of adjusted EBIT growth,” said Chairman and Chief Executive Officer Mike Thaman. “However, we continue to expect that the second half of the year will be more profitable than the first and that we will deliver strong free cash flow in 2012.

“Roofing profits remained strong, but compared negatively with the second quarter of last year due to continued high asphalt costs and competitive pressure in the marketplace,” he added. “Insulation demonstrated excellent operating leverage and significantly narrowed its losses. In addition, our Composites business made good progress in the repositioning of our European assets, the reduction of inventories and the start-up of the new melter in Mexico.”

Copyright © 2012 Owens Corning

Consolidated Second-Quarter 2012 Results

•	Owens Corning’s primary safety metric year-to-date was approximately 13 percent higher at June 30, 2012, in comparison to the company’s full-year 2011 performance.

•

Second-quarter adjusted earnings before interest and taxes (EBIT) were $117 million in 2012, compared with EBIT of $135 million in the second quarter of 2011. In the second quarter of 2012, the company had certain items that were not the result of current operations. Before adjusting for these items, Owens Corning’s second-quarter 2012 EBIT was $85 million. (See Table 2 for a reconciliation of these items.)

Stock Repurchase Activity

During the second quarter, Owens Corning repurchased 2.6 million shares of the company’s common stock for $76 million under a previously announced share repurchase program. As of June 30, 2012, 11.1 million shares remained available for repurchase under the authorized programs.

Outlook

The company’s revised adjusted EBIT expectation for the year of $360 million to $420 million reflects a weaker outlook for the year in Roofing. For 2012, the company anticipates 700,000 to 750,000 U.S. housing starts and continued growth in global industrial production.

As previously announced, the company is taking actions in its Composites segment to balance supply and to transform its Composites operation into a global network of low-delivered-cost assets. All European asset consolidations have now been announced and are on schedule. Based on the current market outlook for industrial production growth and continued progress with these actions, the company expects Composites financial performance to improve in the second half of 2012, positioning the business to return to double-digit margins in 2013.

In the Building Materials segment, the company expects another year of strong financial performance in Roofing, but with EBIT margins below 20 percent, based on the current outlook for volumes, asphalt costs and pricing. The company continues to believe Insulation will improve financial performance in the second half of the year and significantly narrow losses in 2012 on improved U.S. housing starts.

Cash taxes are expected to be about $30 million in 2012, due to the company’s $2.2 billion U.S. tax net operating loss carry forward. The company estimates a long-term effective tax rate of 25 percent to 28 percent based on the blend of effective tax rates for its U.S. and non-U.S. operations. The effective book tax rate for 2012 is expected to be about 25 percent on adjusted earnings.

The company expects general corporate expenses to be approximately $100 million in 2012. General corporate expenses include corporate staff and other activities that support the operations. Expenses will be higher in 2012 primarily due to increased pension expense.

Capital expenditures in 2012 are expected to be approximately $340 million, about 10 percent higher than depreciation and amortization, excluding the impact of the restructuring actions in Europe.

Next Earnings Announcement

Third-quarter 2012 results will be announced on Wednesday, October 24, 2012.

Second-Quarter Conference Call and Presentation

Wednesday, August 1, 2012

11 a.m. Eastern Daylight Time

Copyright © 2012 Owens Corning

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All Callers

Live dial-in telephone number: U.S. 1-800-706-7741 or International 1-617-614-3471

Participant passcode: 600-273-22 (Please dial in 10 minutes before conference call start time.)

Live webcast: http://www.owenscorning.com/investors

Telephone replay available through August 8, 2012: U.S. 1-888-286-8010 or International 1-617-801-6888 Participant passcode: 958-065-88

Replay of webcast also available at: http://www.owenscorning.com/investors

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at www.owenscorning.com/investors

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 58 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Founded in 1938, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2011 and about 15,000 employees in 28 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date August 1, 2012, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

Copyright © 2012 Owens Corning

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Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(unaudited)

(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
NET SALES	$1,391	$1,451	$2,737	$2,689
COST OF SALES	1,152	1,172	2,312	2,208

Gross margin	239	279	425	481
OPERATING EXPENSES
Marketing and administrative expenses	128	141	265	276
Science and technology expenses	21	19	40	38
Charges related to cost reduction actions	2	—	36	—
Other (income) expenses, net	3	(16)	11	(29)

Total operating expenses	154	144	352	285

EARNINGS BEFORE INTEREST AND TAXES	85	135	73	196
Interest expense, net	28	28	56	53

EARNINGS BEFORE TAXES	57	107	17	143
Less: Income tax expense	17	29	22	40
Equity in net earnings of affiliates	—	1	—	1

NET EARNINGS (LOSS)	40	79	(5)	104
Less: Net earnings attributable to noncontrolling interests	1	1	2	2

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$39	$78	$(7)	$102

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.32	$0.63	$(0.06)	$0.82
Diluted	$0.32	$0.62	$(0.06)	$0.81

WEIGHTED-AVERAGE COMMON SHARES
Basic	120.8	124.0	120.9	124.0
Diluted	121.5	125.4	120.9	125.4

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions), which are related to our European restrucuturing actions:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Charges related to cost reduction actions and related items	$(32)	$—	$(87)	$—

Total adjusting items	$(32)	$—	$(87)	$—

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$39	$78	$(7)	$102
Less: Net earnings attributable to noncontrolling interests	1	1	2	2

NET EARNINGS (LOSS)	40	79	(5)	104
Equity in net earnings of affiliates	—	1	—	1
Income tax expense	17	29	22	40

EARNINGS BEFORE TAXES	57	107	17	143
Interest expense, net	28	28	56	53

EARNINGS BEFORE INTEREST AND TAXES	85	135	73	196
Less: adjusting items from above	(32)	—	(87)	—

ADJUSTED EBIT	$117	$135	$160	$196

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$39	$78	$(7)	$102
Adjustment to remove adjusting items net of tax	23	—	65	—
Adjustment to tax expense to reflect pro forma tax rate*	4	7	18	10

ADJUSTED EARNINGS	$66	$85	$76	$112

RECONCILIATION TO ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.32	$0.62	$(0.06)	$0.81
Adjustment to remove adjusting items net of tax	0.19	—	0.54	—
Adjustment to tax expense to reflect a pro forma tax rate*	0.03	0.06	0.15	0.08

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.54	$0.68	$0.63	$0.89

RECONCILIATON TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	120.8	124.0	120.9	124.0
Non-vested restricted shares	0.4	0.9	—	0.9
Options to purchase common stock	0.3	0.5	—	0.5

Diluted shares outstanding	121.5	125.4	120.9	125.4

*	Pro forma tax rates used were 25% in 2012 as this is the expected full-year effective tax rate, and, 21% in 2011 as this was the effective tax rate of the Company in 2011.

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	June 30,	Dec. 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$54	$52
Receivables, less allowances of $18 at June 30, 2012, and $15 at Dec. 31, 2011	804	610
Inventories	815	795
Other current assets	173	179

Total current assets	1,846	1,636
Property, plant and equipment, net	2,904	2,904
Goodwill	1,143	1,144
Intangible assets	1,055	1,073
Deferred income taxes	525	538
Other non-current assets	242	232

TOTAL ASSETS	$7,715	$7,527

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$900	$876
Short-term debt	24	28
Long-term debt – current portion	8	4

Total current liabilities	932	908
Long-term debt, net of current portion	2,205	1,930
Pension plan liability	421	435
Other employee benefits liability	261	267
Deferred income taxes	48	51
Other liabilities	197	195
Commitments and contingencies
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,924	3,907
Accumulated earnings	463	470
Accumulated other comprehensive deficit	(334)	(315)
Cost of common stock in treasury (c)	(444)	(362)

Total Owens Corning stockholders’ equity	3,610	3,701
Noncontrolling interests	41	40

Total equity	3,651	3,741

TOTAL LIABILITIES AND EQUITY	$7,715	$7,527

(a)	10 shares authorized; none issued or outstanding at June 30, 2012, and Dec. 31, 2011
(b)	400 shares authorized; 135.3 issued and 119.1 outstanding at June 30, 2012; 134.4 issued and 120.9 outstanding at Dec. 31, 2011
(c)	16.2 shares at June 30, 2012, and 13.5 shares at Dec. 31, 2011

Table 5

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended
	June 30,
	2012	2011
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings (loss)	$(5)	$104
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	180	165
Gain on sale of businesses and fixed assets	(3)	(27)
Deferred income taxes	8	20
Provision for pension and other employee benefits liabilities	23	17
Stock-based compensation expense	13	10
Other non-cash	(7)	(17)
Change in working capital	(209)	(307)
Pension fund contribution	(30)	(90)
Payments for other employee benefits liabilities	(12)	(12)
Other	2	3

Net cash flow used for operating activities	(40)	(134)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(163)	(210)
Proceeds from the sale of assets or affiliates	7	75

Net cash flow used for investing activities	(156)	(135)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	933	887
Payments on senior revolving credit and receivables securitization facilities	(648)	(595)
Proceeds from long-term debt	—	6
Payments on long-term debt	(6)	(9)
Net decrease in short-term debt	(4)	17
Purchases of treasury stock	(82)	(53)
Other	6	12

Net cash flow provided by financing activities	199	265

Effect of exchange rate changes on cash	(1)	3

Net increase (decrease) in cash and cash equivalents	2	(1)
Cash and cash equivalents at beginning of period	52	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54	$51

Table 6

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net sales	$498	$529	$974	$1,021
% change from prior year	-6%	8%	-5%	7%

EBIT	$34	$55	$57	$103
EBIT as a % of net sales	7%	10%	6%	10%

Depreciation and amortization expense	$31	$32	$61	$66

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net sales
Insulation	$340	$326	$671	$616
Roofing	605	645	1,193	1,141

Total Building Materials	$945	$971	$1,864	$1,757
% change from prior year	-3%	4%	6%	-2%

EBIT
Insulation	$(16)	$(38)	$(50)	$(85)
Roofing	123	141	206	218

Total Building Materials	$107	$103	$156	$133
EBIT as a % of net sales	11%	11%	8%	8%

Depreciation and amortization expense
Insulation	$27	$30	$52	$59
Roofing	9	11	18	21

Total Building Materials	$36	$41	$70	$80

Table 7

Owens Corning and Subsidiaries

Corporate, Other and Eliminations

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Charges related to cost reduction actions and related items	$(32)	$(17)	$(87)	$(17)
Gain on sale of Capivari, Brazil, facility	—	16	—	16
General corporate expense and other	(24)	(22)	(53)	(39)

EBIT	$(56)	$(23)	$(140)	$(40)

Depreciation and amortization	$24	$12	$49	$19